UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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□	Preliminary Information Statement

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⌧	Definitive Information Statement

CHINA SOLAR & CLEAN ENERGY SOLUTIONS, INC.
(Name of Registrant As Specified In Charter)

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China Solar & Clean Energy Solutions, Inc.
1540 International Pkwy, Suite 2000
Lake Mary, FL 32746
407-907-6644

July 15, 2019

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT
Dear Shareholder:

This notice and the accompanying Information Statement are being distributed to the holders of record (the “Shareholders”) of the voting capital stock of China Solar & Clean Energy Solutions, Inc., a Nevada corporation (the “Company”), as of the close of business on July 12, 2019 (the “Record Date”), in accordance with Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the notice requirements of the Nevada Revised Statutes (“NRS”). The purpose of this notice and the accompanying Information Statement is to notify the Shareholders of actions approved by our Board of Directors (the “Board”) on June 25, 2019 and taken by written consent in lieu of a meeting by the holders of a majority of the voting power of our outstanding capital stock as of June 25, 2019 (the “Written Consent”).

The Written Consent approved the following actions:

•	Change the name of the Company from “China Solar & Clean Energy Solutions, Inc.” to “WorldCap Solutions Inc” (the “Name Change”);
•	Change our domicile from the State of Nevada to the Bahamas (the “Domicile Change”); and
•	Execute a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio of one post-split share per one hundred pre-split shares (1:100) (the “Reverse Stock Split”).

The Written Consent is the only shareholder approval required to effect the Corporate Actions under the NRS, our Articles of Incorporation, as amended, or our Bylaws.  No consent or proxies are being requested from our shareholders, and our Board is not soliciting your consent or proxy in connection with the Corporate Actions.  The Corporate Actions, as approved by the Written Consent, will not become effective until 20 calendar days after the accompanying Information Statement is first mailed or otherwise delivered to the Shareholders.  We expect to mail the accompanying Information Statement to the Shareholders on or about July 15, 2019.

Important Notice Regarding the Availability of Information Statement Materials in Connection with this Schedule 14C: We will furnish a copy of this Notice and Information Statement, without charge, to any shareholder upon written request to the address set forth above, Attention: Corporate Secretary.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Sincerely,

/s/ Richard Di’Biase, CEO and Director

China Solar & Clean Energy Solutions, Inc.
1540 International Pkwy, Suite 2000
Lake Mary, FL 32746
407-907-6644
______________

INFORMATION
STATEMENT

_____________

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND A PROXY.

INTRODUCTION

This Information Statement advises the shareholders of China Solar & Clean Energy Solutions, Inc. (the “Company,” “we,” “our” or “us”) of the approval of the following corporate actions (collectively the “Corporate Actions”):

• Change the name of the Company from “China Solar & Clean Energy Solutions, Inc.” to “WolrdCap Solutions Inc” (the “Name Change”);
• Change our domicile from the State of Nevada to the Bahamas (the “Domicile Change”); and
• Execute a reverse stock split of the Company’s issued and outstanding shares of Common Stock at a ratio of one post-split share per one hundred pre-split shares (1:100)
     (the “Reverse   Stock Split”).

On June 25, 2019, our Board of Directors (the “Board”) approved the Corporate Actions.  On the same date, the holder of a majority of the voting power of the outstanding capital stock of the Company (the “Majority Stockholder”) executed and delivered to us a written consent in lieu of a meeting (the “Written Consent”) approving the Corporate Actions.

Section 78.320 of the NRS provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders’ meeting convened for the specific purpose of such action. Section 78.320 of the NRS, however, requires that in the event an action is approved by written consent, a company must provide notice of the taking of any corporate action without a meeting to all shareholders who were entitled to vote upon the action but who have not consented to the action. Under Nevada law, shareholders are not entitled to dissenters’ rights with respect to the Corporate Actions (the “Stockholders”).

In accordance with the foregoing, we intend to mail a notice of Written Consent and this Information Statement on or about July 15, 2019. This Information Statement contains a brief summary of the material aspects of the actions approved by the Board and the Majority Stockholder, which hold a majority of the voting capital stock of the Company.

Common Stock

As of May 21, 2019, there were issued and outstanding 56,523,861 shares of Common Stock (with the holder of each share having one vote), Pursuant to Section 78.320 of the NRS, at least a majority of the voting equity of the Company, or at least 28,261,931 votes, is required to approve the Reverse Stock Split by written consent. The Majority Stockholder, who hold 40,000,000 shares of Common Stock (approximately 70.77% of the total voting equity of the Company), have voted in favor of the Corporate Actions, thereby satisfying the requirement under Section 78.320 of the NRS that at least a majority of the voting equity vote in favor of a corporate action by written consent.

The following table sets forth the name of the Majority Stockholder, the total number of shares that the Majority Stockholder voted in favor of the Corporate Actions, and the percentage of the issued and outstanding voting equity of the Company voted in favor thereof.

			Number of	Percentage of
	Number of	Number of	Votes	the Voting Equity
	Common Shares	Preferred Shares	in Favor of	that Voted in
Name of Majority Stockholder	Held	Held	Actions	Favor of the Actions (1)
Richard A. DiBiase	40,000,000	0	40,000,000	70.77%
Total	40,000,000	0	40,000,000	70.77%

                                (1)   Based on 56,523,861 shares of Common Stock issued and outstanding as of May 21, 2019.

ACTIONS TO BE TAKEN

The Corporate Actions will become effective on the date that FINRA approves the action. We intend to file the Corporate Actions with FINRA and have it become effective as soon as practicable following the twentieth (20th) calendar day following the date on which this Information Statement is mailed to the Stockholders.

NAME CHANGE

The Board of Directors and the Majority Stockholders of the Company have approved the filing of an amendment to our Articles of Incorporation to change the name of the Company from “China Solar & Clean Energy Solutions, Inc.” to “WorldCap Solutions Inc” in order to better reflect the Company’s expanding operations and strategy.

DOMICILE CHANGE

The Board of Directors and the Majority Stockholders of the Company have approved changing the domicile of the Company from the State of Nevada to the Bahamas in order to reduce costs of maintaining the Company’s corporate status on an annual basis.

REVERSE STOCK SPLIT

The Board has approved a reverse stock split of all the outstanding shares of the Company’s Common Stock at an exchange ratio of one post-split share per one hundred pre-split shares (1:100). As stated above, the holder of shares representing a majority of the voting securities of the Company have given their written consent to the Reverse Stock Split.

The Board believes the Reverse Stock Split is necessary and advisable in order for the Company to maintain the Company’s financing and capital raising ability. Accordingly, it is the Board’s opinion that the Reverse Stock Split will better position the Company to continue and/or expand operations.

Upon effectiveness of the Reverse Stock Split, (i) the number of shares of Common Stock issued and outstanding immediately prior thereto will be reduced from approximately 56,523,861 shares (assuming this number of shares, outstanding and issuable as of May 21, 2019, are outstanding immediately prior thereto) to approximately 565,238 shares of Common Stock, and (ii) proportionate adjustments will be made to the per-share exercise price and the number of shares covered by outstanding options and warrants, if any, to buy Common Stock, so that the total prices required to be paid to fully exercise each option and warrant before and after the Reverse Stock Split will be approximately equal. Except for adjustments that may result from the treatment of fractional shares, which will rounded up, each shareholder will beneficially hold the same percentage of Common Stock immediately following the Reverse Stock Split as such shareholder held immediately prior to the Reverse Stock Split.  Shareholders who will own less than one (1) share following the Reverse Stock Split will be paid in cash for that fractional share instead of being rounded up to one (1) share and will no longer be a shareholder of the Company.

The Reverse Stock Split will have the result of creating newly authorized shares of common stock. This increase in the authorized number of shares of common stock and any subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued common stock could (within the limits imposed by applicable law and stock exchange regulations) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Management use of additional shares to resist or frustrate a third-party transaction favored by a majority of the independent stockholders would likely result in an above-market premium being paid in that transaction. Any such issuance of the additional shares of common stock would likely have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Board is not aware of any attempt to take control of the Company and has not presented this proposal with the intention that the Reverse Stock Split be used as a type of antitakeover device. Any additional shares of common stock, when issued, would have the same rights and preferences as the shares of common stock presently outstanding. Any additional shares of common stock so authorized will be available for issuance by the Board for stock splits or stock dividends, acquisitions, raising additional capital, conversion of Company debt into equity, stock options, or other corporate purposes. The Company has no other plans for the use of any additional shares of common stock and has no specific plans or proposals to issue additional shares, however, convertible noteholders may elect, at their sole option, to convert their convertible promissory notes into equity. The Company does not anticipate that it would seek authorization from the stockholders for issuance of such additional shares unless required by applicable law or regulations.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of May 21, 2019 by: (i) each of our directors; (ii) each of our named executive officers; and (iii) each person or group known by us to beneficially own more than 5% of our outstanding shares of common stock.  Unless otherwise indicated, the shareholders listed below possess sole voting and investment power with respect to the shares they own.  As of May 21, 2019, we had 56,523,861 shares of common stock issued and outstanding.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire within sixty (60) days of May 21, 2019 through the exercise or conversion of any stock option, convertible security, warrant or other right. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and the address of each of the stockholders listed below is: c/o China Solar & Clean Energy Solutions, Inc.

Title of Class	Name and Address	Number of Shares Beneficially Owned (1)	Percent of Class (2)
Common	Richard A. DiBiase
	1540 International Pkwy Suite 2000	40,000,000	70.77%
	Lake Mary, FL 32746

                                          (1)  The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the invidual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.
                                          (2)  Based on 56,523,861 shares of common stock issued and outstanding as of May 21, 2019.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

You may request a copy of these filings, at no cost, by writing the Company at 1540 International Pkwy, Suite 2000, Lake Mary, FL 32746 or telephoning the Company at 407-907-6644. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 1540 International Pkwy, Suite 2000, Lake Mary, FL 32746, or telephoning the Company at (407) 907-6644.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the holders of Common Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/Richard Di’Biase

Dated: July 15, 2019